EXHIBIT 14


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the use in the registrant's Amendment to Registration Statement on Form N-14, to be filed on May 28, 1999, to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the incorporation by reference of our report on the financial statements of The Lazard Funds, Inc., in respect of its Lazard Bantam Value Portfolio and Lazard Small Cap Portfolio, dated February 4, 1999 in this Registration Statement (Form N-14) of the Lazard Funds, Inc.


                                             ANCHIN, BLOCK & ANCHIN LLP


New York, New York
May 28, 1999